UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2024

New Mountain Guardian IV BDC, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	814-01528	88-1377220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

New Mountain Guardian IV BDC, L.L.C. (the “Company”) is conducting a private offering of its units of limited liability company interests to “accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act (the “Private Offering”). The initial closing of the Private Offering was held on May 4, 2022. Pursuant to the terms of the Private Offering, the Company may draw down on capital commitments from time to time during the 24-month period following the initial closing of the Private Offering, which may be extended to a later date by New Mountain Finance Advisers BDC, L.L.C., in its capacity as investment adviser to the Company (the “Adviser”). On April 15, 2024, the Adviser elected to extend the closing period from 24 months to 30 months after the initial closing of the Private Offering. As a result of the foregoing, the Company extended the end of the period during which it may hold subsequent closings from May 4, 2024 to November 4, 2024.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian IV BDC, L.L.C.

Date: April 15, 2024	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Chief Compliance Officer and Corporate Secretary